UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

August 2, 2005

Date of Report (Date of earliest event reported)

Commission File Number: 000-28915

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SONORAN ENERGY, INC.

(Exact name of registrant as specified in its charter)

Washington                                                                                      13-4093341

(State or other jurisdiction of                                                                    (I.R.S. Employer

 incorporation or organization)                                                                   Identification No.)

1 Berkeley Street, London, England, W1J 8DJ

(Address of principal executive offices)

44 (0) 20 7016 8801

(Issuer's telephone number, including area code)

if changed since last report)

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

    On August 2, 2005, the Board of Directors of Sonoran Energy, Inc. (the "Company") appointed Khaldoun Awamleh to fill a vacant position on the Board.

    Mr. Awamleh, age 47 - From 1992 to 2001, Mr. Awamleh was owner and General Manager of Arab Infotech Center, a computer hardware and software company.  From 2001 to 2002, Mr. Awamleh served as Chairman of Jordan Aviation, a charter airplane company.  Mr. Awamleh currently serves on the board of directors of five companies, including Sonoran Energy, Inc.  Mr. Awamleh began serving as a director and partner of Axiolog, an e-logisitic company, in 1999.  In 2004, Mr. Awamleh began serving as a director of Allied Soft, a software company, and Cyber City, a qualified industrial zone.  Mr. Awamleh also serves as Chief Executive Officer of Cyber City.  Also in 2004, Mr. Awamleh began serving as a director for Dibah Construction Company.  Mr. Awamleh also owns Al Jawarah Hotal Suites in the United Arab Emirates and is a Partner in the Arab American University in Jenin - West Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 11, 2005

SONORAN ENERGY, INC.

/s/ Peter Rosenthal

Peter Rosenthal,

Chief Executive Officer